EXHIBIT 23.2

                           SPEAR, SAFER, HARMON & CO.
                            PROFESSIONAL ASSOCIATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                        8350 N.W 52ND TERRACE, SUITE #301
                              MIAMI, FLORIDA 33166
                                 1-800-776-1099
                               Tel: (305) 591-8850
                               Fax: (305) 593-9883



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the inclusion of this Amendment 3 of Form SB-2 filed under the Securities Act of 1933 by Gay Entertainment Television, Inc. of our report dated January 16, 1998, relating to our examinations of the financial statements of Gay Entertainment Television, Inc. as of October 31, 1996 and September 30, 1997 and for the periods then ended appearing in the Prospectus. We also consent to the reference to our firm appearing under the caption "Experts" in the Form SB-2.

SPEAR, SAFER, HARMON & CO.

Miami, Florida
February 20, 1998